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                         CONSULTING AGREEMENT

          THIS CONSULTING AGREEMENT made the 21st day of July, 1995

B E T W E E N:      STRATFORD ACQUISITION CORP., a Corporation duly
                    incorporated under the laws of the State of Minnesota, United States of America

                    Hereinafter called the "Corporation"

                              PARTY OF THE FIRST PART

- - - A N D -           HERBERT ADAMS of the Town of Ancaster in the
                    Region of Hamilton - Wentworth

                    Hereinafter called the "Consultant"

                              PARTY OF THE SECOND PART

          WHEREAS the Corporation desires to be assured of the association and services of the Consultant in order to avail itself of the experience, skills, abilities, background and knowledge of the Consultant to facilitate long range planning, and to execute the business of the Corporation and marketing needs in an orderly and efficient manner, and it therefore willing to engage the Consultant upon the terms and subject to the provisions hereinafter contained;

          AND WHEREAS the Consultant agrees to be engaged and retained by the Corporation, subject to the terms and provisions herein contained.

          NOW THEREFORE WITNESSETH that in consideration of the premises, the terms and provisions hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Parties hereto, they agree each with the other as follows:

1.   Consulting Services

          The Corporation hereby retains the Consultant for the purpose of assisting it by providing market support for the raising of funds, for locating, investigating and negotiating future acquisitions and for general consultation and advice to management in the conduct of the affairs and business of the Corporation.








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2.   Term

          Unless terminated for cause the Consultant shall be retained by the Corporation for a period of five (5) years from and including the first day of August, 1995, which term may be extended thereafter for such additional period and remuneration as shall be mutually agreed upon between the Parties hereto.

3.   Compensation of Consultant

          The Corporation agrees to compensate the Consultant by payment of a consulting fee of $10,000 U.S. per month, such being payable quarter yearly in advance, commencing as of and from August 1, 1995 for the term of this Agreement unless terminated for cause.

          In addition the Corporation shall provide the Consultant with an option to purchase up to 150,000 of its issued stock at a price of .0001 cent per share, such option being exercisable by the Consultant through the Corporation's 1995 Non-Qualified Stock Option Plan.

4.   Expenses

          The Corporation agrees that in addition to the aforestated compensation, it shall pay and satisfy all reasonable business expenses authorized by the Corporation, and incurred by the consultant in furtherance of the business of the Corporation, including travel, food, lodging and entertainment expenses, upon presentation by the Consultant of receipts in a form and manner as directed by the Corporation.

5.   Relationship of Parties

          This Agreement shall not be interpreted or constitute an Employment Agreement whereby an employer-employee relationship is established between the Parties thereto. It is expressly understood and agreed that the Consultant shall at all times be retained as an independent contractor and not an employee of the Corporation. The Consultant shall not have authority to act as the agent of the Corporation, except when such authority is specifically delegated to him by the Corporation. Subject to the express provisions herein, the manner and means utilized by the Consultant in the performance of his services shall be under his sole control. Any and all compensation as paid by the Corporation to the Consultant shall constitute earnings to the Consultant as an independent contractor through self-employment and not as income from the Corporation. The Corporation shall not withhold any amounts from the compensation paid the Consultant by way of statutory holdbacks or income tax, unemployment insurance, Canada Pension Plan contributions or any other deductions be they federal or


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provincial.  Furthermore the Corporation shall not be required to make any contributions to the Workers; Compensation Board or the Ontario Health Insurance Plan on behalf of the Consultant.

6.   Notices

          Any notice, request, demand or other communication required or permitted hereunder shall be deemed to be properly given if in writing and delivered to the other Party either by prepaid mail directed to the principal residence address of the Consultant 22 Daffodil Crescent, Ancaster, Ontario L9K 1C8, or the Registered Office address of the Corporation in the Province of Ontario, 5th Floor, 5420 North Service Road, Burlington Ontario L7L 6C7, or by personal service on the same, which shall be delivered to any adult person at either address. Either Party may change its or his address by written notice to the other made in accordance with this paragraph.

7.   Benefit of Agreement

          This Agreement shall enure to the benefit of sand be binding upon the Parties hereto together with their respective heirs, executors, administrators, successors and assigns.

8.   Governing Law

          This Agreement shall be construed and interpreted in accordance with the laws of the Province of Ontario, and each of the Parties hereto irrevocably attorns to the jurisdiction of the Courts of the Province of Ontario.

9.   Assignment

          This Agreement shall not be assignable by either of the Parties hereto saving with the written consent of the other, and any attempt by either Party to assign the rights, duties or obligations as provided for herein, without the prior written consent of the other Party, shall be void and shall constitute a breach of the terms of this Agreement.

10.  Entire Agreement - Modification

          This Agreement constitutes the entire agreement between the Parties hereto. There are not, and shall not be any oral statements, representations, warranties, undertakings or agreements between the Parties.

          This Agreement and the provisions herein can however be waived, altered, modified or amended on the consent of both of the Parties hereto, provided that no waiver, alteration, modification or amendment of any of the provisions herein shall be binding unless the same be in writing signed by both of the Parties hereto.
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11.  Arbitration

          In the event of any dispute or disagreement between the Parties hereto as to the obligations of the Corporation and the duties and responsibilities of the Consultant, or related to the interpretation of this Agreement, which cannot be resolved as between them, then and in that event the matter shall be resolved by arbitration as follows:

          Each of the said Parties shall select one party to represent it and him as arbitrator, each of the parties so selected as arbitrator to select as between them one other party independent therefrom, the three parties so selected to be arbitrator or who shall be apprised of all facts and matters in issue as between the Parties hereto. The disagreement shall be resolved by a majority decision of the three arbitrators, which decision shall be final and binding on the Parties hereto. Provided that should either of the said Parties be unwilling or unable to select one party to represent it or him, or should the two parties selected by the said Parties be unable to mutually select one more, or should the three parties so selected be unable to reach a decision, then the matter shall be resolved pursuant to the Arbitrations Act, R.S.O. 1990 Chapter A 24 and the amendments thereto.

          IN WITNESS WHEREOF the Corporation has executed this Agreement as evidenced by the signatures of the duly authorized signing Officers who have authority to bind the Corporation.

                                   STRATFORD ACQUISITION CORP.

                                   Per: /s/ Rob MacLeod, President

                                   Per: /s/ Mel Greenspoon

          IN WITNESS WHEREOF Herbert Adams has hereunto affixed his hand and seal.

SIGNED, SEALED AND DELIVERED  )
in the presence of:           )
                              )    /s/ Herbert Adams
                              )